                                                                   EXHIBIT 10.44

                            EQUIPMENT LEASE AGREEMENT

         THIS EQUIPMENT LEASE AGREEMENT ("Agreement") is made and entered into on February 13, 2003, by and between GK FINANCING, LLC, a California limited liability company ("GKF"), and AHS ALBUQUERQUE REGIONAL MEDICAL CENTER, LLC ("Hospital"), with reference to the following facts:

                                 R E C I T A L S

         WHEREAS, Hospital wants to lease a Leksell Stereotactic Gamma Knife Unit, model C with Automatic Positioning System, manufactured by Elekta Instruments, Inc., (hereinafter referred to as the "Equipment"); and

         WHEREAS, GKF is willing to lease the Equipment which GKF has acquired from Elekta Instruments, Inc., a Georgia corporation (hereinafter referred to as "Elekta"), to Hospital, pursuant to the terms and conditions of this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Lease. Subject to and in accordance with the covenants and conditions set forth in this Agreement, GKF hereby leases to Hospital, and Hospital hereby leases from GKF, the Equipment. The Equipment to be leased to Hospital pursuant to this Agreement shall include the Gamma Knife technology as specified in Exhibit 1, including all hardware and software related thereto.

         2. LGK Agreement. Simultaneously with the execution of this Agreement, Hospital and Elekta shall enter into that certain LGK Agreement (the "LGK Agreement"), a copy of which is attached hereto as Exhibit 1. Hospital shall perform, satisfy and fulfill all of its obligations arising under the LGK Agreement when and as required thereunder. Hospital acknowledges that GKF is a third party beneficiary of the LGK Agreement and, in that capacity, GKF shall be entitled to enforce Hospital's performance, satisfaction and fulfillment of its obligations thereunder.

         3. Term of the Agreement. The initial term of this Agreement (the "Term") shall commence as of the date hereof and, unless earlier terminated or extended in accordance with the provisions of this Agreement, shall continue for a period of ten (10) years following the date of the performance of the first clinical Procedure (as defined in Section 8) performed on the Equipment (the "First Procedure Date") at the Site (as defined in Section 5.1). The parties agree to amend this Agreement to memorialize the First Procedure Date upon the performance of the first clinical Procedure performed on the Equipment. Hospital's obligation to make the rental payments to GKF for the Equipment described in Section 8 below shall commence as of the First Procedure Date.

         4.       User License.

                  4.1 Hospital shall apply for and use its reasonable efforts to obtain in a timely manner a User License from the Nuclear Regulatory Commission and, if necessary, from the applicable state agency authorizing it to take possession of and maintain the Cobalt supply required in connection with the use of the Equipment during the term of this Agreement. Hospital also shall apply for and use its reasonable efforts to obtain in a timely manner all other licenses, permits, approvals, consents and authorizations which may be required by state or local governmental or other regulatory agencies for the development, construction and preparation of the Site, the charging of the Equipment with its Cobalt supply, the conduct of acceptance tests with respect to the Equipment, and the use of the Equipment during the Term, as more fully set forth in Article
2.1 of the LGK Agreement. GKF shall provide assistance to the Hospital in applying for and for obtaining all such licenses, permits, approvals, consents or authorizations. In the event Hospital is unable to obtain a required license, permit, approval, consent or authorization, all parties shall be released from further performance or any obligations or duties arising under this Agreement.

         5.       Delivery of Equipment; Site.

                  5.1 GKF shall coordinate with Elekta and Hospital to have the Equipment delivered to Hospital at the site described in Exhibit 5.1 of this Agreement (the "Site") on or prior to the delivery date agreed upon by Elekta and GKF when the Equipment is ordered by GKF. GKF makes no representations or warranties concerning delivery of the Equipment to the Site or the actual date thereof. Notwithstanding the foregoing, if the Equipment is not delivered to the Site within one (1) year after the agreed-upon delivery date, Hospital shall have the option to terminate this Agreement (unless such non-delivery was due to causes beyond the reasonable control of GKF or Elekta in which case Hospital shall not have the right to terminate), provided that in no event shall any such non-delivery be deemed to be a breach, default or Event of Default by GKF hereunder or result in any damages, fees or penalties assessed against GKF.

                  5.2 Hospital shall provide access to the Site for the Equipment. GKF at its cost and expense shall prepare the Site for the Equipment in accordance with Elekta's guidelines, specifications, technical instructions and site planning criteria (which site planning criteria are attached as Exhibit
5.2 of this Agreement) (collectively the "Site Planning Criteria"). The location of the Site has been agreed upon by Hospital and GKF as described in Exhibit 5.1 of this agreement.

         6.       Site Preparation and Installation of Equipment.

                  6.1 GKF, at its cost, expense and risk, shall prepare all plans and specifications required to construct and improve the Site for the installation, use and operation of the Equipment during the Term. The plans and specifications shall comply in all respects with the Site Planning Criteria and with all applicable federal, state and local laws, rules and regulations. All plans and specifications prepared by or on behalf of GKF (and all material changes thereto following approval by Hospital and Elekta) shall be subject to the written approval of Hospital and Elekta prior to commencement of construction at the Site. GKF shall provide Hospital and Elekta with a reasonable period of time for the review and consideration of all plans and specifications following the submission thereof for approval. Following approval of the plans and specifications by Hospital and Elekta, GKF, at its cost and expense, shall assist Hospital in obtaining all permits, certifications, approvals or authorizations required by applicable federal, state or local laws, rules or regulations necessary to construct and improve the Site for the installation, use and operation of the Equipment.

                  6.2 Based upon the plans and specifications approved by Hospital and Elekta, GKF, at its cost, expense and risk, shall prepare, construct and improve the Site as necessary for the installation, use and operation of the Equipment during the Term, including, without limitation, providing all temporary or permanent shielding required for the charging of the Equipment with the Cobalt supply and for its subsequent use, selecting and constructing a proper foundation for the Equipment and the temporary or permanent shielding, aligning the Site for the Equipment, and installing all electrical systems and other wiring required for the Equipment. In connection with the construction of the Site, GKF, at its cost and expense, shall select, purchase and install all radiation monitoring equipment, devices, safety circuits and radiation warning signs required at the Site in connection with the use and operation of the Equipment, all in accordance with applicable federal, state and local laws, rules, regulations or custom.

                  6.3 GKF, at its cost, expense and risk, shall be responsible for the installation of the Equipment at the Site, including the positioning of the Equipment on its foundation at the Site in compliance with the Site Planning Criteria.

                  6.4 GKF ensures that upon completion of construction, the Site shall (a) comply in all respects with the Site Planning Criteria and all applicable federal, state and local laws, rules and regulations, and (b) be safe and suitable for the ongoing use and operation of the Equipment during the Term.

                  6.5 GKF shall use its best efforts to satisfy its obligations under this Section 6 in a timely manner. GKF shall keep Hospital informed on a regular basis of its progress in the design of the Site, the preparation of plans and specifications, the construction and improvement of the Site, and the satisfaction of its other obligations under this Section 6. In all events, GKF shall complete all construction and improvement of the Site required for the installation, positioning and testing of the Equipment on or prior to the delivery date described in Section 5.1 above. During the Term, Hospital, at its cost and expense, shall maintain the Site in a good working order, condition and repair, reasonable wear and tear excepted.

         7. Marketing Hospital's annual marketing budget and amount dispersed for the marketing of the Equipment shall be no less than *. The Hospital may allocate a portion of the cost Hospital marketing personnel toward this annual obligation. Hospital will provide GKF documentation of time spent marketing the Gamma Knife by Hospital personnel. The marketing plan shall be drafted by the Hospital and submitted to GKF for its approval, which shall not be unreasonably withheld.

         8. Per Procedure Payments. As rent for the lease of the Equipment to Hospital pursuant to this Agreement, Hospital shall pay to GKF the sum of * for each "Procedure" that is performed by Hospital or its representatives or affiliates, irrespective of whether the Procedure is performed on the Equipment or using any other equipment or devices. As used herein, a "Procedure" means any treatment that involves stereotactic, external, single fraction, conformal radiation, commonly called radiosurgery, that may include one or more isocenters during the patient treatment session, delivered to any site(s) superior to the foramen magnum. The parties acknowledge that the foregoing rent payment constitutes a fair market value rental rate.

         Within ten (10) days following the end of each month (or portion thereof) during the term of this Agreement, Hospital shall inform GKF in writing as to the number of Procedures performed during that month utilizing the Equipment and any other equipment or devices. If no Procedures are performed by Hospital or any other person utilizing the Equipment or any other equipment or devices, no rent payments shall be owing by Hospital to GKF. GKF shall submit a rent invoice to Hospital on the fifteenth (15th) and the last day of each calendar month (or portion thereof) for the actual number of Procedures performed utilizing the Equipment and any other equipment or devices during the first and second half of the calendar month, respectively. Hospital shall pay the rent invoice within thirty (30) days after submission by GKF to Hospital. All or any portion of a rent invoice which is not paid in full within forty-five
(45) days after submission shall bear interest at the rate of one and one-half percent (1.50%) per month (or the maximum monthly interest rate permitted to be charged by law between an unrelated, commercial borrower and lender, if less) until the unpaid rent invoice together with all accrued interest thereon is paid in full. Subject to Section 20.1.1 below, if GKF shall at any time accept a rent payment from Hospital after it shall become due, such acceptance shall not constitute or be construed as a waiver of any or all of GKF's rights under this Agreement, including the rights of GKF set forth in Section 20 hereof.

         Within ten (10) days after Hospital's receipt of written request by GKF, GKF shall have the right to audit Hospital's books and records during normal business hours to verify the number of Procedures that have been performed by Hospital, and Hospital shall provide GKF with access to such books and records; provided that any patient names or identifiers shall not be disclosed.

         9.       Use of the Equipment.

                  9.1 The Equipment shall be used by Hospital only at the Site and shall not be removed therefrom. Hospital shall use the Equipment only in the regular and ordinary course of Hospital's business operations and only within the capacity of the Equipment as determined by Elekta's specifications. Hospital shall not use nor permit the Equipment to be used in any manner nor for any purpose which, in the opinion of Elekta or GKF, the Equipment is not designed or reasonably suitable.

                  9.2 This is an agreement of lease only. Nothing herein shall be construed as conveying to Hospital any right, title or interest in or to the Equipment, except for the express leasehold interest granted to Hospital for the Term. All Equipment shall remain personal property (even though said Equipment may hereafter become attached or affixed to real property) and the title thereto shall at all times remain exclusively in GKF.

                  9.3 During the Term, upon the request of GKF, Hospital shall promptly affix to the Equipment in a prominent place, or as otherwise directed by GKF, labels, plates, insignia, lettering or other markings supplied by GKF indicating GKF's ownership of the Equipment, and shall keep the same affixed for the entire Term. Hospital hereby authorizes GKF to cause this Lease or any statement or other instrument showing the interest of GKF in the Equipment to be filed or recorded, or refiled or re-recorded, with all governmental agencies considered appropriate by GKF. Hospital also shall promptly execute and deliver, or cause to be executed and delivered, to GKF any statement or instrument reasonably requested by GKF for the purpose of evidencing GKF's interest in the Equipment, including financing statements and waivers with respect to rights in the Equipment from any owners or mortgagees of any real estate where the Equipment may be located.

                  9.4 Hospital shall (a) protect and defend GKF's ownership of and title to the Equipment from and against all persons claiming against or through Hospital, (b) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges or legal processes imposed against Hospital, (c) give GKF immediate written notice of any matter described in clause (b), and (d) in the manner described in Section 23 below indemnify GKF harmless from and against any loss, cost or expense (including reasonable attorneys' fees) with respect to any of the foregoing.

         10. Additional Covenants of Hospital. In addition to the other covenants of Hospital contained in this Agreement, Hospital shall, at its cost and expense:

                  10.1 Provide properly trained professional, technical and support personnel and supplies required for the proper performance of Gamma Knife procedures utilizing the Equipment. In this regard, Hospital shall maintain on staff a minimum of two (2) Gamma Knife trained teams comprised of neurosurgeons, radiation oncologists and physicists. In the event the Hospital fails to maintain at least two trained teams in the use of the Equipment, the Hospital shall not be deemed in default under this Agreement so long as Hospital is making a good faith effort to recruit a replacement for the missing member(s) of the team. GKF will provide training tuition for six (6) physicians. The Gamma Knife shall be available for use by all credentialed neurosurgeons, radiation oncologists and physicists in accordance with the Hospital's Medical Staff Bylaws, rules and regulations and credentialing policies.

                  10.2 Direct, supervise and administer the provision of all services relating to the performance of Procedures utilizing the Equipment in accordance with all applicable laws, rules and regulations.

                  10.3 Provide reasonable and customary marketing materials (i.e. brochures, announcements, etc.) together with administrative and physician support (e.g., seminars for physicians by neurosurgeons and radiation therapists, etc.) for the Equipment to be operated by the Hospital. The obligation to provide marketing materials and administration and physician support shall be included in, and not in addition to, the annual marketing budget referenced in Section 7 above.

                  10.4 Keep and maintain the Equipment and the Site fully protected, secure and free from unauthorized access or use by any person to the extent that Hospital provides security for its other radiation oncology services.

         11. Additional Covenants of GKF. In addition to the other covenants of GKF contained in this Agreement, GKF, at its cost and expense, shall:

                  11.1 Use its best efforts to require Elekta to meets its contractual obligations to GKF and Hospital upon delivery of the Equipment and put the Equipment, as soon as reasonably possible, into good, safe and serviceable condition and fit for its intended use in accordance with the manufacturer's specifications, guidelines and field modification instructions.

                  11.2 Cause Hospital to enjoy the use of the Equipment, free of the rights of any other persons except for those rights reserved by GKF or granted to Elekta under the LGK Agreement.

         12.      Maintenance of Equipment; Damage or Destruction of Equipment.

                  12.1 During the Term and except as otherwise provided in this Agreement, GKF, at its cost and expense, shall (a) maintain the Equipment in good operating condition and repair, reasonable wear and tear excepted, and (b) maintain in full force and effect a service agreement with Elekta (" Service Agreement") and any other service or other agreements required to fulfill GKF's obligation to repair and maintain the Equipment under this Section 12. Hospital shall promptly notify GKF in the event of any damage or destruction to the Equipment or of any required maintenance or repairs to the Equipment, regardless of whether such repairs or maintenance are covered or not covered by the Service Agreement. GKF shall pursue all remedies available to it under the Service Agreement and under any warranties made by Elekta with respect to the Equipment so that the Equipment will be free from defects in design, materials and workmanship and will conform to Elekta's technical specifications concerning the Equipment.

                  12.2 GKF and Elekta shall have the right to access the Equipment for the purpose of inspection and the performance of repairs at all reasonable times, upon reasonable advance notice and with a minimum of interference or disruptions to Hospital's regular business operations.

                  12.3 Hospital shall be liable for, and in the manner described in Section 23 below shall indemnify GKF from and against, any damage to or destruction of the Equipment caused by the misuse, improper use, or other intentional and wrongful or negligent acts or omissions of Hospital's officers or employees, In the event the Equipment is damaged as a result of the misuse, improper use, or other intentional and wrongful or negligent acts or omissions of Hospital's officers or employees, to the extent such damage is not covered by the Service Agreement or any warranties or insurance, GKF may service or repair the Equipment as needed and the cost thereof shall be paid by Hospital to GKF immediately upon written request together with interest thereon at the rate of one and one-half percent (1.50%) per month (or the maximum monthly interest rate permitted to be charged by law between an unrelated, commercial borrower and lender, if less) and reasonable attorneys' fees and costs incurred by GKF in collecting such amount from Hospital. Any work so performed by GKF shall not deprive GKF of any of its rights, remedies or actions against Hospital for such damages.

                  12.4 If the Equipment is rendered unusable as a result of any physical damage to or destruction of the Equipment, Hospital shall give GKF written notice thereof. GKF shall determine, within thirty (30) days after it is given written notice of such damage or destruction, whether the Equipment can be repaired. In the event GKF determines that the Equipment cannot be repaired (a) GKF, at its cost and expense, shall replace the Equipment as soon as reasonably possible taking into account the availability of replacement equipment from Elekta, Elekta's other then existing orders for equipment, and the then existing limitations on Elekta's manufacturing capabilities, and (b) this Agreement shall continue in full force and effect as though such damage or destruction had not occurred. In the event GKF determines that the Equipment can be repaired, GKF shall cause the Equipment to be repaired as soon as reasonably possible thereafter.

Hospital shall fully cooperate with GKF to effect the replacement of the Equipment or the repair of the Equipment (including, without limitation, providing full access to the Site) following the damage or destruction thereof.

         13.      Alterations and Upgrades to Equipment.

                  13.1 Hospital shall not make any modifications, alterations or additions to the Equipment (other than normal operating accessories or controls) without the prior written consent of GKF. Hospital shall not, and shall not permit any person other than representatives of Elekta or any other person authorized by GKF to, effect any inspection, adjustment, preventative or remedial maintenance, or repair to the Equipment without the prior written consent of GKF. All modifications, alterations, additions, accessories or operating controls incorporated in or affixed to the Equipment (herein collectively called "additions" and included in the definition of "Equipment") shall become the property of the GKF upon termination of this Agreement.

                  13.2 The necessity and financial responsibility for modifications, additions or upgrades to the Equipment, including the reloading of the Cobalt-60 source, shall be mutually agreed upon by GKF and Hospital. In the event GKF and Hospital agree to reload the Cobalt-60 source (i.e., in approximately the eighth (8th) year of the Term), and GKF pays the costs associated therewith, notwithstanding any provisions to the contrary herein, the initial Term shall be automatically extended for a negotiated period of time.

                  13.3 If at any time on or after the date that is * after the First Procedure Date *, the Equipment becomes obsolete (as determined in accordance with Section 13.4 below), GKF agrees to evaluate and propose to Hospital the option of an upgrade or to replace the existing Equipment. The parties shall cooperate in good faith and use their best efforts to reach an agreement regarding such upgrade or replacement. In the event the upgrade or replacement is agreed upon by Hospital and GKF, the lease term will be extended and/or the rental payments thereunder increased taking into account, among other things, the expense incurred. In the event an upgrade to or replacement of the Equipment is not agreed upon by Hospital and GKF within sixty (60) days of a determination or agreement that the Equipment is obsolete, the Hospital shall have the option to terminate this Agreement by giving a written notice thereof to GKF not less than one hundred eighty (180) days prior to the effective date of termination designated in Hospital's written notice.

                  13.4 Unless the parties agree that the Equipment is obsolete, such determination shall be made in accordance with the provision of this Section 13.4. A determination as to whether the Equipment is obsolete may be requested in writing by either party at any time on or after the * and not more than once during any twelve month period commencing from the *. Within ten
(10) days following the other party's receipt of such request, each party shall designate a practicing neurosurgeon or radiation oncologist who shall have not less than ten (10) years experience in the performance of radiosurgical procedures using various radiosurgical devices, including the Gamma Knife. Within ten (10) days of such designation, each such designee shall mutually agree upon and designate a third neurosurgeon or radiation oncologist having the same qualifications as described above and who shall have no relationship or medical staff privileges with either Hospital or GKF. The three designated physicians ("Experts") shall have thirty (30) days, from the date the third neurosurgeon is so designated, within which to determine whether the Equipment is obsolete. The Equipment shall be deemed obsolete if two of the three Experts determine that other equipment is more medically appropriate than the Equipment to perform any Procedures. Any determination of obsolescence must be in writing and must be signed two of the three Experts and distributed to the parties pursuant to the Notice provisions in Section 24.14 herein. Unless at least two Experts agree that the Equipment is obsolete, the Equipment shall not be deemed to be obsolete, and the party requesting the determination shall be required to promptly reimburse the other party for any costs or expenses incurred by the other party in connection with such determination.

         14. Financing of Equipment by GKF. GKF, in its sole discretion, may finance the Equipment. Financing may be in the form of an installment loan, a capitalized lease or other commercially available debt or financing instrument. If GKF finances the Equipment through an installment loan, GKF shall be required to provide the Equipment as collateral for the loan. If GKF finances the Equipment through a capitalized lease, title shall vest with the lessor until such time as GKF exercises its buy-out option under the lease, if any. If required by the lender, lessor or other financing entity (the "Lender"), GKF may assign its interest under this Agreement as security for the financing. Hospital's interest under this Agreement shall be subject to the interests of the Lender.

         15. Equipment Operational Costs. Except as otherwise expressly provided in this Agreement, Hospital shall be responsible and liable for all costs and expenses incurred, directly or indirectly, in connection with the operation and use of the Equipment during the Term, including, without limitation, the costs and expenses required to provide trained physicians, professionals, and technical and support personnel, supplies and other items required to properly operate the Equipment and perform Procedures.

         16. Taxes. GKF shall pay all sales or use taxes imposed or assessed in connection with the use or purchase of the Equipment and all personal property taxes imposed, levied or assessed on the ownership and possession of the Equipment during the Term. In case of a failure by GKF to pay any taxes, assessments, licenses or other charges when and as required under this Section, Hospital may pay all or any part of such taxes, in which event the amount paid by Hospital shall be immediately payable by GKF to Hospital upon written request together with interest thereon at the rate of at the rate of one and one-half percent (1.50%) per month (or the maximum monthly interest rate permitted to be charged by law between an unrelated, commercial borrower and lender, if less).

         17.      No Warranties by GKF. Using the test protocol set forth in
Exhibit 17 of this Agreement, Hospital warrants that as of the First Procedure Date, it shall have (a) thoroughly inspected the Equipment to the best of their knowledge, (b) determined that to the best of its knowledge the Equipment is consistent with the size, design, capacity and manufacture selected by it, and
(c) satisfied itself that to the best of its knowledge the Equipment is suitable for Hospital intended purposes and is good working order, condition and repair. GKF will work with Hospital in good faith to remedy any problems identified in writing by Hospital during Hospital's inspection. GKF SUPPLIES THE EQUIPMENT UNDER THIS AGREEMENT IN ITS "AS IS" CONDITION. GKF, NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE. As between GKF and Hospital, Hospital shall bear all risks with respect to the foregoing warranties. Notwithstanding anything to the contrary contained in this Agreement, Hospital expressly waives any right to hold GKF liable hereunder for, any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment, including, without limitation, injury to persons or property resulting from the failure of, defective or faulty design, operation, condition, suitability or use of the Equipment. and, in furtherance of the foregoing, GKF shall not be liable for any direct, indirect and consequential losses or damages suffered by Hospital or by any other person in connection with any of the foregoing. All warranty or other similar claims with respect to the Equipment shall be made by Hospital solely and exclusively against persons other than GKF, including Elekta or any other manufacturers or suppliers. In this regard and with prior written approval of GKF, Hospital may, in GKF's name, but at Hospital sole cost and expense, enforce all warranties, agreements or representations, if any, which may have been made by Elekta or manufacturers, suppliers or other third parties regarding the Equipment to GKF or Hospital. Elekta's warranties with respect to the Equipment are set forth in Exhibit C of the LGK Agreement. GKF shall not be responsible for the delivery or operation of the Equipment or for any delay or inadequacy of either or both of the foregoing.

         18. Termination for Economic Justification. If, following the initial thirty six (36) months after the First Procedure Date and following each subsequent 12 month period thereafter during the Term, based upon the utilization of the Equipment and other factors considered relevant by GKF in the exercise of its reasonable discretion, within a reasonable period of time after GKF's written request, Hospital does not provide GKF with a reasonable economic justification to continue this Agreement and the utilization of the Equipment at the Hospital, then and in that event, GKF shall have the option to terminate this Agreement by giving a written notice thereof to Hospital not less than ninety (90) days prior to the effective date of the termination designated in GKF's written notice; provided, however, so long as the Hospital is averaging seventy (70) Procedures per twelve-month period, not taking into account the initial twenty four months after the First Procedure Date, GKF shall not have the option of terminating this Agreement pursuant to this Section 18.

         19. Options to Extend Agreement. As of the end of the Term, Hospital shall have the option either to:

                  19.1 Extend the Term of this Agreement for a specified period of time and upon such other terms and conditions as may be agreed upon by GKF and Hospital;

                  19.2 Terminate this Agreement as of the expiration of the Term.

Hospital shall exercise one (1) of the two (2) options referred to above by giving an irrevocable written notice thereof to GKF at least nine (9) months prior to the expiration of the initial Term. Any such notice shall be sufficient if it states in substance that Hospital elects to exercise its option and states which of the two (2) options referred to above Hospital is exercising. If Hospital fails to exercise the option granted herein at least nine (9) months prior to the expiration of the initial Term, the option shall lapse and this Agreement shall expire as of the end of the initial Term. Further, if Hospital exercises the option specified in Section 19.1 above and the parties are unable to mutually agree upon the length of the extension of the Term or any other terms or conditions applicable to such extension prior to the expiration of the Term, this Agreement shall expire as of the end of the initial Term.

         20.      Events of Default by Hospital and Remedies.

                  20.1 The occurrence of any one of the following shall constitute an event of default under this Agreement (an "Event of Default"):

                           20.1.1   Hospital fails to pay any rent payment when
due pursuant to Paragraph 8 above and such failure continues for a period of thirty (30) days after written notice thereof is given by GKF or its assignee to Hospital; however, if Hospital cures the rent payment default within the applicable thirty (30) day period, such default shall not constitute an Event of Default.

                           20.1.2   Hospital attempts to remove, sell, transfer,
encumber, assign, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein.

                           20.1.3   Hospital fails to observe or perform any of
its covenants, duties or obligations arising under this Agreement or the LGK Agreement and such failure continues for a period of thirty (30) days after written notice thereof by GKF to Hospital; however, if Hospital cures the default within the applicable thirty (30) day period or if the default reasonably requires more than thirty (30) days to cure, Hospital commences to cure the default during the initial thirty (30) day period and Hospital diligently completes the cure as soon as reasonably possible following the end of the thirty (30) day period, such default shall not constitute an Event of Default.

                           20.1.4   Hospital ceases doing business as a going
concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation.

                           20.1.5   Within sixty (60) days after the
commencement of any proceedings against Hospital seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Hospital consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

                           20.1.6   Hospital is suspended or terminated from
participation in the Medicare program.

                  20.2 Upon the occurrence of an Event of Default with respect to Hospital, GKF may at its option do any or all of the following:

                           20.2.1   By written notice to Hospital, immediately
terminate this Agreement as to the Equipment, wherever situated. As a result of the termination, GKF may enter upon the Site and remove the Equipment without liability of any kind or nature for so doing or GKF may demand that Hospital remove and return the Equipment to GKF, all at Hospital sole cost and expense.

                           20.2.2   Recover from Hospital as liquidated damages
for the loss of the bargain represented by this Agreement and not as a penalty an amount equal to the present value of the unpaid estimated future rent payments to be made by Hospital to

GKF through the end of the Term discounted at the rate of nine percent (9%), which liquidated damages shall become immediately due and payable. The unpaid estimated future rent payments shall be based on the prior twelve (12) months rent payments made by Hospital to GKF hereunder with an annual five (5%) percent increase thereof through the end of the Term. Hospital and GKF acknowledge that the liquidated damages formula set forth in this Section 20.2.2 constitutes a reasonable method to calculate GKF's damages resulting from an Event of Default under the circumstances existing as of the date of this Agreement. The liquidated damages remedy available under this Section 20.2.2 shall apply if and only to the extent an Event of Default has occurred under Sections 20.1.1 and/or
20.1.2 above.

                           20.2.3   Sell, dispose of, hold, use or lease the
Equipment, as GKF in its sole and absolute discretion may determine (and GKF shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar Equipment owned or leased by GKF).

                           20.2.4   Exercise any other right or remedy which may
be available to GKF under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action, without affecting GKF's title or right to possession of the Equipment, to enforce the terms hereof or to recover damages for the breach hereof or to cancel this Agreement as to the Equipment.

                           20.2.5   In addition to the foregoing remedies,
Hospital shall be liable to GKF for all reasonable attorneys fees, costs and expenses incurred by GKF as a result of the Event of Default or the exercise of GKF's remedies.

                  20.3 Upon termination of this Agreement or the exercise of any other rights or remedies under this Agreement or available under applicable law following an Event of Default, Hospital shall, without further request or demand, pay to GKF all rent payments and other sums owing under this Agreement. In the event that Hospital shall pay the liquidated damages referred to in
Section 20.2.2 above to GKF, GKF shall pay to Hospital promptly after receipt thereof all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the initial Term (after deduction of all costs and expenses, including reasonable attorneys fees and costs, incurred by GKF as a result of the Event of Default), said amount never to exceed the amount of the liquidated damages paid by Hospital. However, Hospital acknowledges that GKF shall have no obligation to sell the Equipment. Hospital shall in any event remain fully liable for all damages as may be provided by law and for all costs and expenses incurred by GKF on account of such default, including but not limited to, all court costs and reasonable attorneys' fees. The rights and remedies afforded GKF under this Agreement shall be deemed cumulative and not exclusive, and shall be in addition to any other rights or remedies to GKF provided by law or in equity.

         21.      Events of Default by GKF and Remedies.

                  21.1 The occurrence of any one of the following shall constitute an Event of Default under this Agreement:

                           (a)      GKF fails to observe or perform any of its
covenants, duties or obligations arising under this Agreement and such failure continues for a period of thirty (30) days after written notice thereof is given by Hospital to GKF; however, if GKF cures the default within the applicable thirty (30) day period or if the default reasonably requires more than thirty
(30) days to cure, GKF commences to cure the default during the initial thirty
(30) day period and GKF diligently completes the cure as soon as reasonably possible following the end of the thirty (30) day period, such default shall not constitute an Event of Default.

                           (b)      GKF ceases doing business as a going
concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation.

                           (c)      Within sixty (60) days after the
commencement of any proceedings against GKF seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without GKF's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

                  21.2 Upon the occurrence of an Event of Default with respect to GKF, Hospital may at its option do any or all of the following:

                           (a)      By written notice to GKF, immediately
terminate this Agreement as to the Equipment and, in such event, GKF shall remove the Equipment at GKF's sole cost and expense.

                           (b)      Seek to recover from GKF such loss as may be
realized by Hospital in the ordinary course of events as a result of the Event of Default.

                           (c)      Exercise any other right or remedy which may
be available to Hospital under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action, without affecting Hospital's use of the equipment, to enforce the terms hereof or to recover damages for the breach hereof or to cancel this Agreement as to the Equipment.

                  21.3 In addition to the foregoing remedies, GKF shall be liable to Hospital for all reasonable attorneys fees, costs and expenses incurred by Hospital as a result of the Event of Default or the exercise of Hospital's remedies. The rights and remedies afforded Hospital under this Agreement shall be deemed cumulative and not exclusive, and shall be in addition to any other rights or remedies to Hospital provided by law or in equity.

         22.      Insurance.

                  22.1 During the Term, GKF shall, at its cost and expense, purchase and maintain in effect an all risk property and casualty insurance policy covering the Equipment. The all risk property and casualty insurance policy shall be for an amount not less than the replacement cost of the Equipment. Hospital shall be named as an additional insured party on the all risk property and casualty insurance policy to the extent of its interest in the Equipment arising under this Agreement. The all risk property and casualty insurance policy maintained by GKF shall be evidenced by a certificate of insurance or other reasonable documentation which shall be delivered by GKF to Hospital upon request following the commencement of this Agreement and as of each annual renewal of such policy during the Term.

                  22.2 During the Term, Hospital shall, at its cost and expense, purchase and maintain in effect general liability and professional liability insurance policies covering the Site (together with all premises where the Site is located) and the use or operation of the Equipment by Hospital or its officers and directors. The general liability and professional liability insurance policies shall provide coverage in amounts not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) annual aggregate. GKF shall be named as additional insured party on the general liability and professional liability insurance policies to be maintained hereunder by Hospital. The policies to be maintained by Hospital hereunder shall be evidenced by a certificate of insurance or other reasonable documentation which shall be delivered by Hospital upon request to GKF no later than the First Procedure Date and as of each annual renewal of such policies during the Term.

                  22.3 During the construction of the Site and prior to the First Procedure Date, Hospital, at its cost and expense, shall purchase and maintain a general liability insurance policy which conforms with the coverage amounts and other requirements described in Section 22.2 above and which names GKF as an additional insured party.

The policy to be maintained by Hospital hereunder shall be evidenced by a certificate of insurance or other reasonable documentation which shall be delivered by Hospital to GKF prior to the commencement of any construction at the Site.

                  22.4 During the Term, Hospital shall purchase and maintain all workers compensation insurance to the maximum extent required by applicable law.

         23.      Indemnification.

                  23.1 By Hospital. Hospital shall be liable for and shall indemnify, defend, protect and hold GKF and its members, managers, officers, employees, agents and contractors (collectively "GKF") harmless from and against all losses, claims, damages, liabilities, assessments, deficiencies, actions, proceedings, orders, judgments, liens, costs and other expenses (including reasonable attorney's fees) of any nature or kind whatsoever asserted against or incurred by GKF (collectively "Damages") which in any manner arise out of or relate to (a) the failure by Hospital to fully perform, observe or satisfy its covenants, duties or obligations contained in this Agreement or in the LGK Agreement; (b) negligent, intentional or wrongful acts or omissions by Hospital or any of its officers, directors, agents, contractors (or their subcontractors), or employees in connection with the use and operation of the Equipment during the Term; (c) defects arising out of materials or parts provided, modified or designed by Hospital for or with respect to the Site; (d) the maintenance of the Site during the Term by Hospital; (e) Damages to the Equipment caused by the negligent or wrongful acts or omissions of Hospital, its agents, officers, employees or contractors (if the Equipment is destroyed or rendered unusable, subject to Section 23.7 below, this indemnity shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any); (f) the events or occurrences described in Article 7.3 of the LGK Agreement to the same extent that Hospital agrees to indemnify Elekta thereunder(other than with respect to the failure of the Site to comply with the Site Planning Criteria or defective maintenance of the Equipment by or for Hospital); and (g) any other matters for which Hospital has specifically agreed to indemnify GKF pursuant to this Agreement.

                  23.2 By GKF. GKF shall be liable for and shall indemnify, defend, protect and hold Hospital and its members, managers, officers, directors, employees, agents and contractors (collectively "Hospital") harmless from and against all losses, claims, damages, liabilities, assessments, deficiencies, actions, proceedings, orders, judgments, liens, costs and other expenses (including reasonable attorney's fees) of any nature or kind whatsoever asserted against or incurred by Hospital (collectively "Damages") which in any manner arise out of or relate to (a) the failure by GKF to fully perform, observe or satisfy its covenants, duties or obligations contained in this Agreement; (b) defects in the preparation, construction and improvement of the Site by GKF or in installation or positioning the Equipment at the Site by GKF;
(c) defects arising out of materials or parts provided, modified or designed by GKF for or with respect to the Site; and/or (d) negligent, intentional or wrongful acts or omissions by GKF or any of its officers, directors, agents, contractors (or their subcontractors), or employees in connection with the construction and preparation of the Site. Further, neither the review and approval of Site plans, specifications and/or positioning plans by Hospital and/or Elekta, nor the construction of any other Site preparation, shall relieve GKF for liability for damages to the Equipment caused by the failure to comply with applicable federal, state or local laws or regulations, including building codes, or those portions of the Site Planning Criteria relating to the load bearing capacity of the floor of the treatment room and to radiation protection. If the Equipment is destroyed or rendered unusable, subject to Section 23.7 below, this indemnity shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any).

                  23.3 Upon the occurrence of an event for which either Hospital and/or GKF is entitled to indemnification under this Agreement, the indemnified party shall give written notice thereof to the indemnifying party setting forth the type and amount of Damages. If the indemnity relates to a Third Party Claim (as defined in Section 23.4 below), the matter shall be subject to Section 23.4 below. If the indemnity relates to any Damages other than a Third Party Claim, not more than thirty (30) days after the indemnified party's written notice is given, the indemnifying party either shall acknowledge its obligation in writing to the indemnified party to indemnify hereunder and pay the Damages in full to the indemnified party or dispute its obligation to indemnify in a written notice delivered the indemnified party. If the indemnifying party disputes the obligation to indemnify, the parties shall meet and negotiate in good faith to mutually resolve the disagreement regarding indemnification.

                  23.4 The indemnified party shall give written notice to the indemnifying party as soon as reasonably possible after the indemnified party has knowledge of any third party claim or legal proceedings ("Third Party Claim") for which the indemnified party is entitled to indemnification under this Section 23. The indemnifying party shall (a) immediately assume, at its sole cost and expense, the defense of the Third Party Claim with legal counsel approved by the indemnified party (which approval will not be unreasonably withheld, delayed or conditioned), and (b) as soon as reasonably possible after the indemnified party's written notice is given to the indemnifying party, acknowledge in writing to the indemnified party its obligation to indemnify the indemnified party in accordance with the terms of this Agreement. If the indemnifying party fails to assume the defense of a Third Party Claim or fails to timely acknowledge in writing its obligation to indemnify the indemnified party, the indemnified party may assume the defense of the Third Party Claim in the manner described in Section 23.5 below. The indemnified party shall cooperate with the indemnifying party in the defense of any Third Party Claim. Any settlement or compromise of a Third Party Claim to which the indemnified party is a party shall be subject to the express written approval of the indemnified party, which approval shall not be unreasonably withheld, delayed or conditioned as long as an unconditional term of the settlement or compromise is the full and absolute release of the indemnified party from all Damages arising out of the Third Party Claim. The indemnified party, at its own cost and expense, may participate on its own behalf with legal counsel of its own selection in the defense of any Third Party Claim which may have a material impact on the indemnified party.

                  23.5 If the indemnifying party fails to promptly assume the defense of any Third Party Claim, the indemnified party may assume the defense of the Third Party Claim with legal counsel selected by the indemnified party, all at the indemnifying party's cost and expense. The defense of an action by the indemnified party under this Section 23.5 shall not impair, limit or otherwise restrict the indemnifying party's indemnification obligations arising under this Section 23 or the indemnified party's right to enforce such obligations.

                  23.6 The indemnity obligations under this Section 23 shall expire on the date that is five (5) years following the expiration or termination of this Agreement.

                  23.7 The indemnification obligations set forth in this Agreement are intended to supplement, and not supersede, supplant or replace, any coverage for Damages which may be available under any insurance policies that may be maintained by GKF or Hospital. In the event any Damages may be covered by insurance policies, the parties shall exercise good faith and use their best efforts to obtain the benefits of and apply the available insurance coverage to the Damages subject to indemnification under this Agreement. In the event that an insurer provides coverage under an insurance policy on the basis of a "reservation of rights", the indemnification obligations under this Agreement shall apply to all Damages which are finally determined as not being covered under the insurance policy.

         24.      Miscellaneous.

                  24.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Hospital shall not assign this Agreement or any of its rights hereunder or sublease the Equipment without the prior written consent of GKF, which consent shall not be unreasonably withheld; provided, however that the Hospital may assign this Agreement without prior written consent of GKF to an entity controlled by, controlling, or under common control with the Hospital and which entity is the holder of the general acute care hospital license for the facility at which the Equipment is located, and provided further, that such entity shall have credit rating and financial position equivalent to that of Hospital as reasonably determined by GKF. An assignment or sublease shall not relieve Hospital of any liability for performance of this Agreement during the remainder of the Term. Any purported assignment or sublease made without GKF's prior written consent shall be null, void and of no force or effect; provided, however that the Hospital may assign this Agreement without prior written consent of GKF to an entity controlled by, controlling, or under common control with the Hospital and which entity is the holder of the general acute care hospital license for the facility at which the Equipment is located, and provided further, that such entity shall have a credit rating and financial position equivalent to that of Hospital as reasonably determined by GKF.

                  24.2 Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary or otherwise reasonably required to carry out the provisions of this Agreement.

                  24.3 Validity. If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal of competent jurisdiction, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

                  24.4 Attorney's Fees and Costs. In the event of any action, arbitration or other proceedings between or among the parties hereto with respect to this Agreement, the non-prevailing party or parties to such action, arbitration or proceedings shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees, incurred in the defense or prosecution thereof by the prevailing party or parties. The party which is a "prevailing party" shall be determined by the arbitrator(s) or judge(s) hearing the matter and shall be the party who is entitled to recover his, her or its costs of suit, whether or not the matter proceeds to a final judgment, decree or determination. A party not entitled to recover his, her or its costs of suit shall not recover attorneys' fees. If a prevailing party or parties shall recover a decision, decree or judgment in any action, arbitration or proceeding, the costs and expenses awarded to such party may be included in and as part of such decision, decree or judgment.

                  24.5 Entire Agreement; Amendment. This Agreement together with the Exhibits attached hereto constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter. This Agreement may be modified or amended only by a written instrument executed by all of the parties hereto.

                  24.6 Number and Gender. Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

                  24.7 Effect of Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience or reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Agreement.

                  24.8 Counterparts. This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

                  24.9 Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the State of New Mexico applicable to agreements made and to be performed in that State.

                  24.10 Exhibits. All exhibits attached hereto and referred to in this Agreement are hereby incorporated by reference herein as though fully set forth at length.

                  24.11 Ambiguities. The general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any provision of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to such ambiguous provision.

                  24.12 Representations. Each of the parties hereto represents (a) that no representation or promise not expressly contained in this Agreement has been made by any other party hereto or by any of its agents, employees, representatives or attorneys; (b) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, other than such as are set forth expressly in this Agreement; (c) that it has been represented by counsel of its own choice in this matter or has affirmatively elected not to be represented by counsel; (d) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (e) it has full power and authority to execute, deliver and perform this Agreement, and (f) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other similar action.

                  24.13 Non-Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or under law or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

                  24.14 Notices. All notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered to the party to whom notice is to be given either (a) by personal delivery (in which case such notice shall be deemed to have been duly given on the date of delivery),

(b) by next business day air courier service (e.g., Federal Express or other similar service) (in which case such notice shall be deemed given on the business day following deposit with the air courier service), or (c) by United States mail, first class, postage prepaid, registered or certified, return receipt requested (in which case such notice shall be deemed given on the third
(3rd) day following the date of mailing), and properly addressed as follows:

                  To GKF:        Craig K. Tagawa
                                 Chief Executive Officer
                                 GK Financing, LLC
                                 Four Embarcadero Center, Suite 3700
                                 San Francisco, CA 94111

                  To Hospital:   AHS Albuquerque Regional Medical Center, L.L.C.
                                 P.O. Box 25555
                                 Albuquerque New Mexico 87125
                                 Attn: CEO

                  CC             Ardent Health Services, LLC
                                 One Burton Hills Blvd., Suite 250
                                 Nashville, Tennessee 37215
                                 Attn: General Counsel

A party to this Agreement may change his, her or its address for purposes of this Section by giving written notice to the other parties in the manner specified herein.

                  24.15 Special Provisions Respecting Medicare and Medicaid Patients

                           24.15.1  Hospital and GKF shall generate such records
and make such disclosures as may be required, from time to time, by the Medicare, Medicaid and other third party payment programs with respect to this Agreement in order to meet all requirements for participation and payment associated with such programs, including but not limited to the matters covered by Section 1861(v)(1)(I) of the Social Security Act.

                           24.15.1  For the purpose of compliance with Section
1861(v)(1)(I) of the Social Security Act, as amended, and any regulations promulgated pursuant thereto, both parties agree to comply with the following statutory requirements (a) Until the expiration of four (4) years after the termination of this Agreement, both parties shall make available, upon written request to the Secretary of Health and Human Services or, upon request, to the Comptroller General of the United States, or any of their duly authorized representatives, the contract, and books, documents and records of such party that are necessary to certify the nature and extent of such costs, and (b) if either party carries out any of the duties of the contract through a subcontract with a value or cost of $10,000 or more over a twelve month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives the subcontract, and books, documents and records of such organization that are necessary to verify the nature and extent of such costs.

                  24.16 Force Majeure. Failure to perform by either party will be excused in the event of any delay or inability to perform its duties under this Agreement directly or indirectly caused by conditions beyond its reasonable control, including, without limitation, fires, floods, earthquakes, snow, ice, disasters, acts of God, accidents, riots, wars, operation of law, strikes, governmental action or regulations, shortages of labor, fuel, power, materials, manufacturer delays or transportation problems. Notwithstanding the foregoing, all parties shall make good faith efforts to perform under this Agreement in the event of any such circumstance. Further, once such an event is resolved, the parties shall again perform their respective obligations under this Agreement.

         25. Non-Compete. During the term of this Agreement, neither GKF nor any of its affiliates shall lease, sell, finance or otherwise facilitate the sale, lease or financing of any equipment that performs any Procedures to any person or entity within a thirty (30) mile radius of the Hospital. In addition, for a one year period following the termination or expiration of the Term of this Agreement, GKF shall not permit any person or entity that it is associated with contractually, directly or thorough use of its affiliates, to clinically treat patients within a thirty (30) mile radius of the Hospital using Equipment that performs any Procedures. For the purposes of this agreement, the term "affiliates" with respect to GKF means any entity controlling, controlled by or under common control with GKF, exclusive of Elekta or affiliates of Elekta.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

"GKF"                                 GK FINANCING, LLC,
                                      a California limited liability company

                                      By: /s/ Craig K. Tagawa
                                          -------------------
                                          Craig K. Tagawa,
                                          Chief Executive Officer

"HOSPITAL"                            AHS ALBUQUERQUE REGIONAL
                                      MEDICAL CENTER, LLC

                                      By: /s/ Paul Herzog
                                          ---------------
                                      Name: Paul Herzog
                                      Title Chief Executive Officer

                                      By: /s/ Jamie Hopping
                                          -----------------
                                      Name: Jamie Hopping
                                      Title    President